UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: May 1, 2025
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
P.O. Box 619100
Dallas, TX
75261-9100
(Address of principal executive offices)
(Zip code)

Registrant’s telephone number, including area code: (972) 281-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)    The Corporation held its 2025 Annual Meeting of Stockholders on May 1, 2025.

(b)    The stockholders (1) elected all of the Corporation’s nominees for director, (2) ratified the selection of Deloitte & Touche LLP as our independent auditors for 2025, and (3) approved the compensation of our named executive officers on an advisory basis.

The final voting results on each of the matters submitted to a vote are as follows:
1.Election of Directors:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Sylvia M. Burwell	244,556,590	895,097	459,701	41,889,391
John W. Culver	242,223,022	3,213,234	476,665	41,889,391
Michael D. Hsu	227,557,143	15,872,619	2,483,358	41,889,391
Mae C. Jemison, M.D.	238,416,441	7,051,651	444,993	41,889,391
Deeptha Khanna	244,612,619	812,939	487,545	41,889,391
S. Todd Maclin	244,271,943	1,161,884	479,294	41,889,391
Deirdre A. Mahlan	244,688,187	787,543	437,390	41,889,391
Sherilyn S. McCoy	244,375,746	1,099,278	438,096	41,889,391
Christa S. Quarles	244,297,378	1,175,240	440,502	41,889,391
Jaime A. Ramirez	244,465,220	975,319	472,397	41,889,391
Joseph Romanelli	244,660,017	758,078	495,026	41,889,391
Dunia A. Shive	237,192,720	8,237,929	482,472	41,889,391
Mark T. Smucker	240,645,853	3,875,197	1,392,071	41,889,391
2.Ratification of Deloitte & Touche LLP as Independent Auditors for 2025:

Votes For	Votes Against	Abstentions
267,219,914	19,961,479	621,118
3.Advisory Approval of Named Executive Officer Compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
226,830,430	17,437,076	1,645,615	41,889,391

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date:	May 2, 2025	By:	/s/ Grant B. McGee
Grant B. McGee Senior Vice President and General Counsel